                                                                  EXHIBIT 10.27


                                EMPLOYMENT AGREEMENT

     This Employment Agreement (this "AGREEMENT") is entered into as of March 31, 1998 between HYBRID NETWORKS, INC., a Delaware corporation (the "Company"), and RICHARD B. GOLD ("Gold").

     The parties hereby agree as follows:

     1. TERM OF EMPLOYMENT; POSITION. Subject to the terms and conditions of this Agreement, the Company hereby agrees to employ Gold on a full-time basis as the Company's President and Chief Operating Officer during the two year period commencing on the "CLOSING DATE" (as defined in the Agreement and Plan of Reorganization dated March 19, 1998, by and among the Company, Pacific Monolithics, Inc. and HN Acquisition Corp.) and expiring on the second anniversary of the Closing Date (such time period is hereinafter called the "EMPLOYMENT TERM") unless Gold's employment and the Employment Term are sooner terminated in accordance with the provision of Section 4 below. Gold hereby agrees to such employment.

     2. GOLD'S DUTIES; NONCOMPETITION. Gold will be responsible for serving the Company as its President and Chief Operating Officer in accordance with the Company's Bylaws and subject to the direction of the Company's Chairman and CEO. His office will be in the Company's headquarters building. During the Employment Term, Gold will not, without the prior written consent of the Company, engage in, or provide services to, any organization, association or business that is in competition with or detrimental to the business of the Company.

     3.   COMPENSATION AND BENEFITS.

          3.1 SALARY AND BONUSES. During the Employment Term, the Company will pay Gold, in equal semi-monthly installments, a salary at the rate of $240,000 per year. In addition, Gold will be eligible each year of the Employment Term for a target bonus of $120,000, based on targeted personal and Company performance.

          3.2 EMPLOYEE BENEFITS. Gold will be entitled to participate in all benefit programs that the Company establishes and makes available to its employees generally.

          3.3 WITHHOLDING. The Company will withhold from all payments of salary and other compensation to Gold, payroll withholding taxes and other amounts that the Company is required to withhold from such payments under applicable law.

     4. TERMINATION. During the Employment Term, the Company will not terminate Gold's employment other than for Cause (as defined in Section 4.2). Notwithstanding anything herein to the contrary, the Employment Term, the employment of Gold by the Company and this Agreement may be terminated in accordance with the following:

          4.1 EXPIRATION. Immediately, upon expiration of the Employment Term in accordance with Section 1 hereof.

          4.2 FOR CAUSE. By the Company, immediately for Cause (as defined in this Section 4.2). For the purposes of this Agreement, the term "CAUSE" will be deemed to exist upon: (a) a good faith finding by the Company that Gold has willfully failed to perform his lawful assigned duties for the Company or abandoned his employment with the Company in any manner; (b) a good faith finding by the Company of dishonesty, gross negligence or intentional misconduct on the part of Gold (including but not limited to misappropriation of intellectual property of the Company or of others); or (c) the conviction of Gold of any felony (other than a felony involving the operation of a motor vehicle).

          4.3 VOLUNTARY TERMINATION. Immediately, upon Gold's resignation from the Company or any other voluntary termination by Gold of his employment with the Company (a "VOLUNTARY TERMINATION").

          4.4  DEATH.  Immediately, upon the death of Gold.

          4.5 DISABILITY. By the Company, immediately after 30 days' notice, upon the disability of Gold. As used in this Agreement, the term 'DISABILITY" will mean the material inability of Gold, due to a physical or mental disability, to perform the services and duties of Gold contemplated by this Agreement for a period of at least 90 days (whether or not such 90 days are consecutive) during any twelve-month period. The Company will promptly notify Gold in writing if it determines that Gold's employment has been terminated due to disability.

     5.   EFFECT OF TERMINATION.

          5.1 TERMINATION FOR CAUSE; VOLUNTARY TERMINATION. If the Company terminates Gold's employment for Cause or if Gold effects a Voluntary Termination, then the Company will pay to Gold the salary and benefits accrued and otherwise payable to him under Section 3.1 and Section 3.2 through the effective date of such termination.

          5.2 TERMINATION NOT FOR CAUSE. If the Company terminates Gold's employment other than for Cause, then the Company will pay Gold the salary and benefits accrued and otherwise payable to him under Section 3.1 and Section 3.2 through the remainder of the Employment Term, including a pro rata portion of the target bonus, if any, that becomes payable at the end of the reporting period in which such termination becomes effective.

          5.3 SURVIVAL. Notwithstanding anything to the contrary in this Agreement, all obligations of the Company and Gold under this Agreement which, according to the terms of this Agreement are required to be performed after termination or expiration or this Agreement, will survive termination or expiration of this Agreement, and such surviving obligations of a party will remain enforceable against that party.

     6. PROPRIETARY INFORMATION AGREEMENT. Nothing in this Agreement will affect or modify the terms of Gold's Employment Proprietary Information and Inventions Agreement with the Company, which will remain in full force and effect.

     7.   MISCELLANEOUS.

          7.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or concurrent agreements, understandings, representations or warranties, whether written or oral, between the Company and Gold.

          7.2 AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both the Company and Gold.

          7.3 GOVERNING LAW; SEVERABILITY. This Agreement will be construed, interpreted and enforced in accordance with the laws of the State of California as applied to agreements entered into in California by California residents without reference to principles of conflict of laws or choice of law. In case any provision of this Agreement will be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions will in no way be affected or impaired thereby.

          7.4 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets of business; PROVIDED, HOWEVER, that the obligations of Gold hereunder are personal and will not be assigned by him.

          7.5 WAIVER. No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion will be effective only in that instance and will be construed as a bar or wavier of any right on any other occasion.

          7.6 CAPTIONS. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

          7.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which together will be one instrument.

     8. ADVISE TO SEEK COUNSEL. GOLD ACKNOWLEDGES TO THE COMPANY THAT HE HAS BEEN ADVISED BY THE COMPANY TO RETAIN AN INDEPENDENT ATTORNEY TO ADVISE HIM REGARDING HIS RIGHTS, OBLIGATIONS AND INTERESTS UNDER THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first set forth above.

HYBRID NETWORKS, INC.                  GOLD
a Delaware corporation


By:  /s/ Carl S. Ledbetter             By:  /s/ Richard B. Gold
     ---------------------------            ----------------------------
     Carl S. Ledbetter                      Richard B. Gold
     President and Chief
     Executive Officer

                      [SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]